                                                                    Exhibit 24.1





                               FORD MOTOR COMPANY

                                  CERTIFICATE



        I, J. M. Rintamaki, Secretary of FORD MOTOR COMPANY, a Delaware corporation (the "Company"), hereby certify, to the best of my knowledge and belief, that attached hereto are true and correct copies of resolutions excerpted from the minutes of proceedings of the Board of Directors of the Company; such resolutions were duly adopted by the Board of Directors of the Company at a meeting duly called and held on March 11, 1993, and such resolutions are in full force and effect on the date hereof.

        IN WITNESS WHEREOF, I have hereunto set my hand on this 22nd day of August, 1994.



                                /s/J. M. Rintamaki
                                J. M. Rintamaki
                                Secretary





Attachment

                               FORD MOTOR COMPANY

                     Excerpts from the Minutes of a Meeting
                    of the Board of Directors of the Company
                             Held on March 11, 1993




                RESOLUTIONS RELATING TO ISSUANCE OF COMMON STOCK
                    PURSUANT TO DIVIDEND REINVESTMENT PLANS

        WHEREAS, at a meeting held on October 8, 1992, the Board of Directors authorized the establishment by the Company and any subsidiary of the Company of one or more dividend reinvestment and stock purchase plans and authorized the issuance of up to 100,000 shares of the Company's Common Stock, par value $1.00 per share ("Common Stock"), pursuant to any such Plans, and

        WHEREAS, the Ford Motor Company and Ford Holdings, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Existing Plan") was established pursuant to such authority and 100,000 shares of Common Stock were registered with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for issuance under the Existing Plan.

        NOW, THEREFORE, BE IT

        RESOLVED, That the Company be and hereby is authorized to establish, by itself or together with one or more subsidiaries of the Company, in addition to the Existing Plan, one or more dividend reinvestment plans (the "New Plans" and, together with the Existing Plan, the "Plans") for holders from time to time of outstanding shares of the Company's or any such subsidiary's preferred stock (and/or depositary shares representing such preferred stock ("depositary shares")), providing for the reinvestment of any dividends received by such holders on shares of such preferred stock (and/or depositary shares) held by them in shares of Common Stock and/or shares of stock of any such subsidiary, and that the Chairman of the Board of Directors, the President, any Executive Vice President, any Vice President, the Treasurer and any Assistant Treasurer, and each of them, be and hereby are authorized, to specify the terms and conditions of any New Plan (including, without limitation, the price at which shares of Common Stock may be purchased under such New Plan, subject to the proviso in the next succeeding resolution) and to select the agent or administrator for any New Plan.

        RESOLVED, That the Company be and hereby is authorized to register with the Commission pursuant to the Act and to issue and sell pursuant to the Plans, in one or more public offerings within and/or outside the United States, up to 5,000,000 authorized but unissued shares of Common Stock, less such number of shares of Common Stock theretofore registered with the Commission pursuant the resolutions set forth below under the caption "RESOLUTIONS RELATING TO EMPLOYEE SAVINGS PLANS" (the "Plan Securities"), in such amount and at such purchase price (including a price determined pursuant to a formula), and upon such additional terms and conditions as are provided under the Plan pursuant to which such shares are issued; provided, however, that each share of Common Stock shall have a purchase price of not less than the par value of a share of Common Stock.

        RESOLVED, That the preparation by the Company of one or more Registration Statements on Form S-3 or such other form as may be appropriate covering the Plan Securities, including prospectuses, exhibits and other documents, to be filed with the Commission for the purpose of registering the offer and sale of the Plan Securities, be and it hereby is in all respects approved; that the directors and appropriate officers of the Company, and each of them, be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any such Registration Statement, with such changes, if any, therein, including amendments to the prospectus and the addition or amendment of exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof, and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause any such Registration Statement, so executed, to be filed with the Commission; and, prior to the effective date of any such Registration Statement the appropriate officers of the Company are directed to use their best efforts to furnish each director and each officer signing such Registration Statement with a copy of such Registration Statement, and if, prior to the effective date of any such Registration Statement, material changes therein or material additions thereto are proposed to be made, other than changes and additions of a type authorized under these resolutions to be approved by officers of the Company as provided in these resolutions, the appropriate officers of the Company are directed to use their best efforts to furnish each director, and each officer signing any such Registration Statement, with a copy of such Registration Statement and each amendment thereto as filed with the Commission, or a description of such changes or additions, or a combination thereof, in as complete and final form as practicable and in sufficient time to permit each director and each such officer so desiring to object to any part of any such Registration Statement before it becomes effective.

        RESOLVED, That the directors and appropriate officers of the Company, and each of them, be and hereby are authorized to sign and execute on their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any and all amendments (including post-effective amendments) to any Registration Statement, including amendments to the prospectus and the addition or amendment of exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form, with such changes, if any, therein, as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof, and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such amendment or amendments, so executed, to be filed with the Commission; and if, prior to the effective date of each such post-effective amendment, material changes or material additions are proposed to be made in or to any such Registration Statement or any amendment thereto in the form in which it most recently became effective, other than changes and additions of a type authorized under these resolutions to be approved by officers of the Company, the appropriate officers of the Company are directed to use their best efforts to furnish each director, and each officer signing such post-effective amendment, with a copy of such post-effective amendment or a description of all material changes or additions therein, or a combination thereof, in as complete and final form as practicable and in sufficient time to permit each director and each such officer so desiring to object to any part of such post-effective amendment before it becomes effective.

        RESOLVED, That each officer and director who may be required to sign and execute any of the Registration Statements authorized by these resolutions or any amendment thereto or document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing S. A. Seneker, D. N. McCammon, M. S. Macdonald, J. W. Martin, Jr., J. A. Courter, J.
M. Rintamaki, L. J. Ghilardi, K. S. Lamping and M. F. Marecki, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity any such Registration Statement and any and all amendments (including post-effective amendments) thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

        RESOLVED, That the Chairman of the Board of Directors, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, and each of them, be and hereby are authorized in the name and on behalf of the Company to take any and all action which such persons, or any of them, may deem necessary, appropriate or desirable in order to obtain a permit, register or qualify the Plan Securities for issuance and sale or to request an exemption from registration of the Plan Securities or to register or obtain a license for the Company as a dealer or broker under the securities laws of such of the states of the United States of America as such persons, or any of them, may deem necessary, appropriate or desirable, and in connection with such registrations, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws, and to take any and all further action which such persons, or any of them, may deem necessary, appropriate or desirable in order to maintain such registrations in effect for as long as such persons, or any of them, may deem to be in the best interests of the Company.

        RESOLVED, That the Chairman of the Board of Directors, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, and each of them, be and hereby are authorized to designate any licensed California broker-dealer as the Company's attorney-in-fact for the purpose of executing and filing one or more applications and amendments thereto on behalf of the Company, under applicable provisions of the California Corporate Plan Securities Law of 1968, for the registration or qualification of part or all of the Plan Securities for offering and sale in the State of California.

        RESOLVED, That any and all haec verba resolutions which may be required by the Blue Sky or securities laws of any state in which the Company intends to offer to sell its securities be, and they hereby are, adopted; that the proper officers of the Company be, and they hereby are, authorized to certify that such resolutions were duly adopted at this meeting; and that the Secretary of the Company shall cause a copy of each resolution so certified to be attached to the minutes of this meeting.

        RESOLVED, That the appropriate officers of the Company, and each of them, be and hereby are authorized, in the name and on behalf of the Company, to take such action as such officers, or any of them, may deem necessary, appropriate or desirable to make application for the listing of the Plan Securities on the New York, Boston, Midwest, Pacific Coast and Philadelphia Stock Exchanges in the United States, the Montreal and Toronto Stock Exchanges in Canada, the Tokyo Stock Exchange in Japan, and the Antwerp, Brussels, London, Scottish, Berlin, Dusseldorf, Frankfort, Hamburg, Munich, Amsterdam, Luxembourg, Zurich, Basle, Geneva, Lausanne and Paris Stock Exchanges in Europe or any other stock exchange, and that the Chairman of the Board of Directors, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, and each of them, be and hereby are designated a representative of the Company to appear before the Corporate Services Division or other appropriate body of any such exchange and take all such other steps as such persons, or any of them, may deem necessary, appropriate or desirable to effect such listing.

        RESOLVED, That, in connection with each application of the Company to the New York Stock Exchange, Inc., any of the above-listed stock exchanges or any other stock exchange, for the listing on such exchange of the Plan Securities, the Company enter into an agreement providing for the indemnification by the Company of such Exchange, its governors, officers, employees and its subsidiary companies and innocent purchasers for value of the Plan Securities or any one or more of them, as the case may be, from and against losses, liabilities, claims, damages or accidents in connection with the use of facsimile signatures on certificates representing the Plan Securities; and that the Chairman of the Board of Directors, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, and each of them, be and hereby are authorized in the name and on behalf of the Company and under its corporate seal to execute and deliver to such exchange, the aforesaid indemnification agreement in such form as the person or persons executing the same may deem necessary, appropriate or desirable, as conclusively evidenced by his, her or their execution thereof.

        RESOLVED, That the Chairman of the Board of Directors, the President, any Executive Vice President or any Vice President, and the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, be and hereby are authorized, in the name and on behalf of the Company and under its corporate seal (which may be a facsimile of such seal), to execute (by manual or facsimile signature) certificates representing the Plan Securities (and, in addition, certificates representing the Plan Securities to replace any such certificates which are lost, stolen, mutilated or destroyed and such certificates required for exchange, substitution or transfer), all as provided in the Certificate of Incorporation and By-Laws of the Company.

        RESOLVED, That the Chairman of the Board of Directors, the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, and each of them, be and hereby are authorized to appoint one or more paying agents, registrars, issuing agents, transfer agents, and other agents and functionaries to, among other things, issue or countersign, make transfers of and register the certificates representing the Plan Securities, and that any such officer be and hereby is
authorized to execute and deliver, in the name and on behalf of   the Company,
any agreement, instrument or document relating to any such appointment; provided, however, that the Company may at any time elect to act in any such capacity itself.

        RESOLVED, That, when shares of Common Stock shall be issued, sold and delivered in accordance with the terms of any Plan, such shares of Common Stock shall be, and are hereby declared to be, fully-paid and non-assessable shares of Common Stock of the Company and not liable to any further calls or assessments thereon, and the holders thereof shall not be liable for any further payment in respect thereof.

        RESOLVED, That, upon the issuance of authorized but unissued shares of Common Stock in accordance with the foregoing resolutions, an amount equal to the par value of the Common Stock so issued shall be credited to the capital stock account of the Company.

        RESOLVED, That the appropriate officers of the Company, and each of them, be and hereby are authorized and empowered, in the name and on behalf of the Company, to take any action (including, without limitation, the appointment of agents and the payment of expenses), and to execute (by manual or facsimile signature) and deliver any and all letters, documents or other writings, that such officer or officers may deem necessary, appropriate or desirable in order to enable the Company fully to exercise its rights and to perform its obligations under any Plan, or otherwise carry out the purposes and intents of each and all of the foregoing resolutions.

                                                                    Exhibit 24.1


           POWER OF ATTORNEY WITH RESPECT TO REGISTRATION STATEMENTS
                  COVERING COMMON STOCK OF FORD MOTOR COMPANY
                 FOR ISSUANCE UNDER DIVIDEND REINVESTMENT PLANS
                           AND EMPLOYEE SAVINGS PLANS



        KNOW ALL MEN BY THESE PRESENTS that each of the undersigned, an officer and/or director of FORD MOTOR COMPANY (the "Company"), does hereby constitute and appoint S. A. Seneker, J. C. Hausman, D. N. McCammon, M. L. Reichenstein,
J. W. Martin, Jr., J. A. Courter, J. M. Rintamaki, L. J. Ghilardi, K. S. Lamping and M. F. Marecki, and each of them, severally, his or her true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute, in his or her name (whether on behalf of the Company, or as an officer or director of the Company, or by attesting the seal of the Company, or otherwise), any and all instruments which said attorney and agent may deem necessary or advisable in order to enable the Company and its subsidiaries to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with a Registration Statement or Registration Statements and any and all amendments (including post-effective amendments) thereto relating to the issuance of Common Stock under (i) the Dividend Reinvestment and Stock Purchase Plan of Ford Motor Company and Ford Holdings, Inc. and any other dividend reinvestment and stock purchase plans of the Company and (ii) the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees, the Ford Credit Savings Plan and the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan, as authorized by the Board of Directors of the Company at a meeting held on March 11, 1993, including specifically but without limitation thereto, power and authority to sign his or her name (whether on behalf of the Company, or as an officer or director of the Company, or by attesting the seal of the Company, or otherwise) to such a Registration Statement or Registration Statements and to such amendments to be filed with the Commission, or any of the exhibits, financial statements and schedules, or the Prospectuses, filed therewith, and to file the same with the Commission; and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said attorneys and agents shall have, and may exercise, all the powers hereby conferred.

        IN WITNESS WHEREOF, each of the undersigned has signed his or her name hereto as of March 11, 1993.



       Colby H. Chandler                         Michael D. Dingman
- -------------------------------        ---------------------------------
      (Colby H. Chandler)                       (Michael D. Dingman)

       Edsel B. Ford II                        William C. Ford
- -------------------------------        ---------------------------------
      (Edsel B. Ford II)                       (William C. Ford)



      William C. Ford, Jr.                     Allan D. Gilmour
- -------------------------------        ---------------------------------
     (William C. Ford, Jr.)                   (Allan D. Gilmour)




      Roberto C. Goizueta                    Irvine O. Hockaday, Jr.
- -------------------------------        ---------------------------------
     (Roberto C. Goizueta)                   (Irvine O. Hockaday, Jr.)



                                                Ellen R. Marram
- -------------------------------        ---------------------------------
         (Drew Lewis)                          (Ellen R. Marram)



       Kenneth H. Olsen                       Harold A. Poling
- --------------------------------       ---------------------------------
      (Kenneth H. Olsen)                      (Harold A. Poling)



       Carl E. Reichardt                        Louis R. Ross
- --------------------------------       --------------------------------
      (Carl E. Reichardt)                      (Louis R. Ross)



       Stanley A. Seneker                    Alexander J. Trotman
- --------------------------------       --------------------------------
      (Stanley A. Seneker)                 (Alexander J. Trotman)


     Murray L. Reichenstein
- --------------------------------
    (Murray L. Reichenstein)